Exhibit 99.1

Barracuda to Acquire Intronis, Inc.

Acquisition Will Extend Barracuda’s Channel Reach in Fast-Growing MSP Market

to Meet Increasing Data Protection and Security Demands for Small and

Medium-Sized Businesses

Campbell, Calif. (September 29, 2015) – Barracuda Networks, Inc. (NYSE: CUDA) today announced it has entered into a definitive agreement to acquire privately held Intronis, Inc. (Intronis), a leader in providing data protection solutions to managed service providers (MSPs), a fast-growing channel delivering IT services to small and medium-sized businesses. This acquisition is expected to greatly expand Barracuda’s channel reach with the addition of nearly 2,000 MSPs and a purpose-built platform designed to streamline how MSPs service the data protection needs of their customers. The transaction is expected to close in Barracuda’s fiscal third quarter.

“The Intronis team has built a strong reputation for delivering a platform that was designed to meet the evolving needs of MSPs. Barracuda and Intronis share a commitment to simplicity, customer experience, and the channel. We believe a larger opportunity exists to add Barracuda’s award-winning security and data protection solutions to the Intronis platform to expand its offerings. This will allow Intronis’ MSP partners to address the broader needs of their customers,” said BJ Jenkins, CEO and President of Barracuda. “Barracuda has a rich history of innovation – with our subscription services, SaaS offerings, and public cloud focus, and this transaction builds on those successes. It also allows us to expand our market reach, and to offer compelling IT solutions no matter how customers want to consume them.”

Organizations continue to explore ways to increase efficiencies in their IT infrastructure. In fact, according to CompTIA’s 4th Annual Managed Services Trends Survey1, there is a growing number of customers looking to MSPs to procure, deploy, and manage their IT initiatives. Specifically, 72% of respondents use an MSP for backup/disaster recovery initiatives, while 68% rely on their MSP for their security initiatives. At the same time, a growing number of traditional VAR partners are embracing the MSP model as a platform to better address the requirements of their customers. With the addition of Intronis, Barracuda will be better positioned to address these requirements with its simplified pricing, delivery and support platform that makes it easier for MSPs to manage their customers’ network, security and data protection needs.

Additional highlights include:

•	Purpose-Built MSP Platform – Intronis’ growth in the MSP market is driven by its Intronis ECHOplatform, which many of its MSP partners use as the foundation of their managed services business, and traditional VARs have used to accelerate their transition into becoming managed service providers. Closely integrated with the major Professional Services Automation (PSA) and Remote Monitoring and Management (RMM) providers, the Intronis ECHOplatform enables MSPs to easily deploy and manage data protection services for their end customers with comprehensive reporting, centralized account management, and consolidated billing.

•	Expanded Customer Opportunity – Research from Markets and Markets[2] finds that the annual growth rate of the SMB managed services market will exceed 20% over the next five years. Intronis’ technology and processes deliver an efficient way to better reach those customers, providing the ability for Barracuda to accelerate growth in this market.

•	Extended Channel Reach – Intronis’ MSP experience and award-winning infrastructure expand Barracuda’s channel reach in the newer, fast-growing MSP partner segment. This includes the nearly 2,000 MSPs that partner with Intronis today, of which less than 10% overlap with existing active Barracuda partners. Further, many key elements of the managed services market are forecast to grow at double-digit rates according to Gartner[3], representing significant opportunities for MSPs to support their clients’ cloud migration plans and their IT service deployment, management and security needs. Barracuda’s award-winning security and data protection products, including Barracuda’s Office 365 offerings, can be adapted over time to take advantage of the current Intronis channel, as well as enable international expansion of the current Intronis offerings.

“We’ve invested heavily in developing and maintaining strong relationships with our MSP channel, which is reinforced by our platform designed to simplify how our partners manage their offerings,” said Rick Faulk, CEO of Intronis. “We are looking forward to working with the Barracuda team as part of the dedicated MSP business to further drive Intronis to the next phase of our growth as we begin to expand our MSP footprint internationally and increase our ability to bring a broader suite of technology products and services to our MSP partners.”

With its focus on the MSP channel since 2009, Intronis has grown to service the needs of nearly 2,000 MSP partners who manage the IT requirements for more than 36,000 customers. Intronis partners rely on the combination of its centralized management portal, PSA and RMM integrations, simplified pricing structure, as well as its award-winning partner support to simplify their data protection and management infrastructure.

“As a long-standing partner of Intronis and Barracuda, we have always appreciated both companies’ commitment to our success,” said Eric Janson, President of Parallel Edge. “Intronis’ focus on simplifying how I deliver solutions ensures that I am efficiently providing high quality services to my customers, and Barracuda’s comprehensive, easy-to-use portfolio allows me to address a broad set of customer challenges, efficiently and cost effectively. I believe this combination will further help partners like us create new opportunities to serve the IT needs of our customers even more effectively as we expand our business.”

Footnotes:

1) CompTIA, 4th Annual Trends in Managed Services (May 2015)

2) Markets and Markets, Managed Services Market – Market Forecast and Analysis (January 2015)

3) Forecast Overview: Public Cloud Services, Worldwide, 2011-2016, 4Q12 Update Published: (8 February 2013)

About Intronis

Intronis provides data protection solutions for small businesses, delivered exclusively through the IT channel. The Intronis ECHOplatform securely protects physical and virtual data with native support for physical imaging, VMware, Hyper-V, Exchange, and SQL, all through a re-brandable central management console that integrates with major RMM and PSA tools. With Intronis’ fixed-fee storage pricing per SMB account, IT service providers are able to streamline their pricing strategy and simplify their account management. Intronis investors include OpenView Partners and Greenspring Associates. Learn more at www.intronis.com.

About Barracuda Networks, Inc. (NYSE: CUDA)

Barracuda (NYSE: CUDA) provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit barracuda.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the performance and benefits of Intronis’ solutions, the closing and potential benefits of the acquisition and Barracuda’s ability to leverage such potential benefits, the opportunity for international expansion, the ability of Barracuda to integrate Intronis, and the opportunity for expansion of existing Barracuda products into the Intronis infrastructure. Barracuda makes no representations with regard to the outcome of the acquisition. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for products and services; a highly competitive business environment for network security and storage solutions; the company’s effectiveness in controlling expenses; the effects of significant developments in IT infrastructure deployments, particularly cloud computing; the impact of foreign currency fluctuations; the possibility that the company might experience delays in the development of new technology and products; risks related to the Intronis acquisition and other potential future acquisitions; customer response to its new technology and products; risks related to pending or future litigation and regulatory matters; and a dependency on third parties for certain components of the company’s products. All information provided in this release is as of the date hereof and the Company undertakes no duty to update this information, including the forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

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